EXHIBIT 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into to be effective as of March 29, 2013 (the “Effective Date”) between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (the “Borrower”) and AGSTAR FINANCIAL SERVICES, PCA, as Administrative Agent (the “Agent”) for itself and the other commercial, banking or financial institutions party to the Credit Agreement (as defined below) (the “Banks”) .

RECITALS

A.           The Borrower, the Agent, and the Banks have entered into an Amended and Restated Credit Agreement dated March 31, 2010, which was amended by that certain Amendment to Amended and Restated Credit Agreement dated to be effective as of March 31, 2011, by the Second Amendment to Amended and Restated Credit Agreement dated June 30, 2011, by the Third Amendment to Amended and Restated Credit Agreement dated September 1, 2011, and by the Fourth Amendment to Amended and Restated Credit Agreement dated March 30, 2012 (as amended, the “Credit Agreement”) under which the Banks agreed to extend certain financial accommodations to the Borrower.

B.           The Borrower, Agent and Banks have consented to certain modifications under the Credit Agreement, in accordance with the terms and conditions of this Amendment.

C.           All terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.

a.           As of the Effective Date, the following defined terms as used in the Loan Documents are amended and restated as follows:

“Borrowing Base” means, at any time, the lesser of: (i) $13,214,300.00, or (ii) the sum of:  (A) seventy-five percent (75%) of the Borrower’s Eligible Accounts Receivable, plus (B) seventy-five percent (75%) of the Borrower’s Eligible Inventory.

“Revolving Line of Credit Loan” means that line of credit loan from the Banks to the Borrower in the amount of Thirteen Million Two Hundred Fourteen Thousand Three Hundred and No/100 Dollars ($13,214,300.00) pursuant Section 2.05.

“Revolving Line of Credit Loan Maturity Date” means October 31, 2013.

b.           As of the Effective Date, Section 2.01(d) of the Credit Agreement is amended, restated and replaced by the following:

(d)           Revolving Line of Credit Loan.  The Banks agree to lend to the Borrower and the Borrower agrees to borrow from the Banks from time to time on a revolving basis an amount not to exceed Thirteen Million Two Hundred Fourteen Thousand Three Hundred and No/100 Dollars ($13,214,300.00), pursuant to the terms and conditions set forth in Section 2.05 and the Revolving Line of Credit Note.

c.           As of the Effective Date, Section 2.05(a) of the Credit Agreement is amended, restated and replaced by the following:

(a)           Revolving Line of Credit Loan.  On the terms and conditions set forth in this Agreement, the Banks agree to make one or more Revolving Line of Credit Advances to the Borrower on a revolving basis, during the period beginning on March 31, 2010, and ending on the Business Day immediately preceding the Revolving Line of Credit Maturity Date (the “Revolving Line of Credit Termination Date”), in an aggregate principal amount outstanding at any one time not to exceed Thirteen Million Two Hundred Fourteen Thousand Three Hundred and No/100 Dollars ($13,214,300.00); provided, however, that at no time shall the Outstanding Revolving Advances exceed the Borrowing Base.  The Revolving Line of Credit Loan shall mature and be due and payable in full at 12:00 P.M. (Minneapolis, Minnesota time) on the Revolving Line of Credit Maturity Date.  Subject to Section 2.05(h), Revolving Line of Credit Advances borrowed and repaid or prepaid may be reborrowed at any time prior to the Revolving Line of Credit Termination Date.

d.           As of the Effective Date, Section 5.01(e) of the Credit Agreement is amended, restated and replaced by the following:

(e)           Intentionally Omitted.

e.           As of the Effective Date, Schedule 2.01 to the Credit Agreement is amended, restated and replaced by the following:

Schedule 2.01
Commitments

	Term Loan Commitment	Term Revolving Loan Commitment	Revolving Line of Credit Loan Commitment	Total Commitment
AgStar Financial Services, PCA*	$16,575,600.00	$2,829,200.00	$5,595,200.00*	$25,000,000.00
Metropolitan Life Insurance Company	$12,023,800.00	$1,190,500.00	$1,785,700.00	$15,000,000.00
MetLife Bank, N.A.	$9,099,100.00	$900,900.00	$0.00	$10,000,000.00
Cooperative Centrale Raiffeisen-Boerenleenbank B A, “RABOBANK NEDERLAND”, New York Branch	$8,015,900.00	$793,600.00	$0.00	$10,000,000.00
Amarillo National Bank	$16,031,700.00	$1,587,300.00	$2,381,000.00	$20,000,000.00
First National Bank of Omaha	$17,331,500.00	$1,716,100.00	$3,452,400.00	$22,500,000.00
Bank of the West	$4,008,000.00	$396,800.00	$0.00	$5,000,000.00
Monumental Life Insurance Company	$12,000,000.00	$0.00	$0.00	$12,000,000.00
BMO Harris f/k/a M & I Marshall & IIsley Bank	$5,914,400.00	$585,600.00	$0.00	$6,500,000.00

Totals	$101,000,000.00	$10,000,000.00	$13,214,300.00	$126,000,000.00

*Farm Credit Services of the Mountain Plains, FLCA	$2,404,800.00	$238,100.00	$357,100.00	$3,000,000.00

* Farm Credit Services of the Mountain Plains, FLCA is a participant under AgStar Financial Services, PCA, and its Commitment amounts are included in those listed beside AgStar Financial Services, PCA’s name.

2.           Effect on Credit Agreement. Except as expressly amended by this Amendment, all of the terms of the Credit Agreement shall be unaffected by this Amendment and shall remain in full force and effect.  Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Banks or to affect, modify, or impair any of the rights of the Banks as provided in the Credit Agreement.

3.           Conditions Precedent to Effectiveness of this Amendment.  The obligations of the Banks hereunder are subject to the conditions precedent that Agent shall have received the following, in form and substance satisfactory to Agent:

a.           this Amendment duly executed by Borrower, Agent, and the Banks; and

b.           all other documents, instruments, or agreements required to be delivered to Agent under the Credit Agreement and not previously delivered to Agent.

4.           Representations and Warranties of Borrower.  Borrower hereby agrees with, reaffirms, and acknowledges as follows:

a.           The execution, delivery and performance by Borrower of this Amendment is within Borrower’s power, has been duly authorized by all necessary action, and does not contravene:  (i) the articles of organization or operating agreement of Borrower; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties;

b.           This Amendment is, and each other Loan Document to which Borrower is a party when delivered will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.           All other representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents are true and correct and in full force and effect.

5.           Counterparts.  It is understood and agreed that this Amendment may be executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment.  Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.

[SIGNATURE PAGES IMMEDIATELY FOLLOW.]

SIGNATURE PAGE TO
FIFTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT
BY AND BETWEEN
SOUTHWEST IOWA RENEWABLE ENERGY, LLC,
AGSTAR FINANCIAL SERVICES, PCA (AS AGENT), AND
THE BANKS

Dated to be effective as of March 29, 2013

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC,
an Iowa limited liability company

/s/ Brian Cahill
By: Brian Cahill
Its: CEO

SIGNATURE PAGE TO
FIFTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT
BY AND BETWEEN
SOUTHWEST IOWA RENEWABLE ENERGY, LLC,
AGSTAR FINANCIAL SERVICES, PCA (AS AGENT), AND
THE BANKS

Dated to be effective as of March 29, 2013

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

AGENT:

AGSTAR FINANCIAL SERVICES, PCA,
as Administrative Agent for itself and the other Banks

/s/ Ron Monson
By: Ron Monson
Its: Vice President